Exhibit 99.1

SomaLogic Reports Recent Business Highlights and Third Quarter 2023 Financial Results

-	Revenue of $22.0 million, reflecting 14% year-over-year growth when excluding royalty revenue from NEB in the corresponding prior-year period

-	Cash and investments of over $450 million

-	Raising full year 2023 revenue guidance to $82 million to $85 million

-	Management to host conference call today at 4:30pm ET

BOULDER, Colo. (November 8, 2023) – SomaLogic, Inc., a leader in proteomics technology, today reported recent business highlights and financial results for the quarter ended September 30, 2023.

“We’re pleased to report another quarter of solid execution, marked by commercial and operational discipline throughout the organization,” said Adam Taich, Interim CEO of SomaLogic. “Momentum is building in our business, as highlighted by increasing commercial activity and newly expanded content with our 11K SomaScan launch. We remain excited about our ability to consistently deliver results in the attractive proteomics market.”

Recent Business Highlights

●	Announced plans to combine with Standard Biotools through an all-stock merger, creating a scaled and diversified leader in life science tools with an anticipated path to breakeven

●	Announced commercial launch of the 11K SomaScan platform, giving researchers the broadest coverage of the proteome available for increased discovery of biomarkers and drug targets

●	Announced the expansion of the Company’s agreement with Novo Nordisk to 2025

Third Quarter 2023 Financial Results

Revenue for the three months ended September 30, 2023 was $22.0 million, a 47% decrease from $41.7 million in the corresponding period of 2022. Excluding royalty revenue from NEB in the corresponding prior-year period, revenue grew 14%.

Gross margin for the three months ended September 30, 2023 was 47.2% compared to 72.0% for the corresponding period of 2022. Excluding NEB royalty revenue from the prior period, gross margin increased 7.4% year-over-year as the result of increased price and product mix.

Research and development expenses decreased by $9.0 million. Selling, general and administrative expenses decreased by $25.6 million in the three months ended September 30, 2023, compared to the corresponding period of 2022. Transaction costs increased by $2.4 million for the three months ended September 30, 2023 compared to the three months ended September 30, 2022.

Net loss was $22.2 million for the three months ended September 30, 2023, or a loss of $0.12 per share, as compared to a loss of $32.9 million, or $0.18 per share, in the corresponding period of 2022.

Adjusted EBITDA was a loss of $20.1 million for the three months ended September 30, 2023, compared with an adjusted EBITDA loss of $30.2 million in the corresponding period of 2022. Cash, cash equivalents, and short-term investments were $453.8 million as of September 30, 2023.

2023 Financial Guidance

SomaLogic expects revenue for the full year 2023 to range from $82 to $85 million.

Webcast and Conference Call Details

SomaLogic will host a conference call at 4:30 p.m. ET on Wednesday, November 8, 2023, to discuss its third quarter 2023 financial results. Those interested in listening to the conference call should register online here. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived version of the webcast will be available at https://investors.somalogic.com/

About SomaLogic

SomaLogic is catalyzing drug research and development and biomarker identification as a global leader in proteomics technology. With a single 55 microliter plasma or serum sample, SomaLogic can run 7,000 protein measurements, covering more than a third of the approximately 20,000 proteins in the human body and twice as many as other proteomic platforms. For more than 20 years we’ve supported pharmaceutical companies, and academic and contract research organizations who rely on our protein detection and analysis technologies to fuel drug, disease, and treatment discoveries in such areas as oncology, diabetes, and cardiovascular, liver and metabolic diseases. Find out more at www.somalogic.com and follow @somalogic on LinkedIn.

Non-GAAP Financial Measures

We present non-GAAP financial measures in order to assist readers of our condensed consolidated financial statements in understanding the core operating results used by management to evaluate and run the business, as well as, for financial planning purposes. Our non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that our management uses to assess its operating performance. Adjusted EBITDA facilitates internal comparisons of our operating performance on a more consistent basis, and we use this measure for business planning, forecasting, and decision-making. We believe that Adjusted EBITDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.

Forward Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, Item 1A – “Risk Factor” in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023, and other filings we make with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SomaLogic Contact

Emilia Costales

720-798-5054

ecostales@somalogic.com

Investor Contact

Marissa Bych

Gilmartin Group LLC

investors@somalogic.com

SomaLogic, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Assay services revenue	$17,866	$17,574	$52,882	$47,305
Product revenue	3,418	1,051	7,513	2,218
Collaboration revenue	763	763	2,288	2,288
Other revenue	1	22,325	212	27,026
Total revenue	22,048	41,713	62,895	78,837
Operating expenses
Cost of assay services revenue	9,994	11,264	31,353	29,215
Cost of product revenue	1,641	406	3,773	1,184
Research and development	10,458	19,419	35,340	50,855
Selling, general and administrative	23,880	49,511	87,642	116,024
Transaction costs	4,157	1,725	4,157	2,839
Total operating expenses	50,130	82,325	162,265	200,117
Loss from operations	(28,082)	(40,612)	(99,370)	(121,280)
Other income
Interest income and other, net	6,087	2,421	16,810	3,468
Change in fair value of warrant liabilities	316	3,371	1,896	30,547
Change in fair value of earn-out liability	—	1,260	15	26,749
Total other income	6,403	7,052	18,721	60,764
Net loss before income tax (provision) benefit	$(21,679)	$(33,560)	$(80,649)	$(60,516)
Income tax (provision) benefit	(478)	618	(482)	610
Net loss	$(22,157)	$(32,942)	$(81,131)	$(59,906)

Other comprehensive income (loss)
Net unrealized (loss) gain on available-for-sale securities	$(27)	$(13)	$501	$(874)
Foreign currency translation loss	(4)	(14)	(2)	(28)
Total other comprehensive (loss) income	(31)	(27)	499	(902)
Comprehensive loss	$(22,188)	$(32,969)	$(80,632)	$(60,808)

Net loss per share, basic and diluted	$(0.12)	$(0.18)	$(0.43)	$(0.33)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	187,070,510	184,407,874	186,780,699	183,209,213

SomaLogic, Inc.
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except share data)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$305,571	$421,830
Investments	148,239	117,758
Accounts receivable, net	20,730	17,006
Inventory	13,884	13,897
Deferred costs of services	379	1,337
Prepaid expenses and other current assets	5,302	9,873
Total current assets	494,105	581,701
Non-current inventory	11,119	4,643
Accounts receivable, net of current portion	8,681	9,284
Property and equipment, net of accumulated depreciation and amortization of $23,126 and $17,899 as of September 30, 2023 and December 31, 2022, respectively	18,172	19,564
Other long-term assets	5,872	5,083
Intangible assets	16,700	16,700
Goodwill	10,399	10,399
Total assets	$565,048	$647,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,458	$16,794
Accrued liabilities	10,829	20,678
Deferred revenue	3,074	3,383
Other current liabilities	2,420	2,477
Total current liabilities	27,781	43,332
Warrant liabilities	2,317	4,213
Deferred revenue, net of current portion	30,944	31,732
Other long-term liabilities	7,267	5,539
Total liabilities	68,309	84,816
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 600,000,000 shares authorized; 188,662,349 and 187,647,973 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	1,186,420	1,171,122
Accumulated other comprehensive income (loss)	(14)	(513)
Accumulated deficit	(689,686)	(608,070)
Total stockholders’ equity	496,739	562,558
Total liabilities and stockholders’ equity	$565,048	$647,374

SomaLogic, Inc.
Reconciliation of net loss in accordance with GAAP to non-GAAP adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(22,157)	$(32,942)	$(81,131)	$(59,906)
Adjustments to reconcile to EBITDA:
Interest income and other, net	(6,087)	(2,421)	(16,810)	(3,468)
Income tax provision (benefit)	478	(618)	482	(610)
Depreciation and amortization	3,790	1,172	5,544	2,890
EBITDA	(23,976)	(34,809)	(91,915)	(61,094)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities (1)	(316)	(3,371)	(1,896)	(30,547)
Change in fair value of earn-out liability (2)	—	(1,260)	(15)	(26,749)
Stock compensation expense related to equity award modifications (3)	—	7,538	1,224	—
Restructuring charges (4)	—	—	1,100	—
Transaction costs(5)	4,157	1,725	4,157	2,839
Adjusted EBITDA	$(20,135)	$(30,177)	$(87,345)	$(115,551)

(1)	Represents change in fair value of warrant liabilities.
(2)	Represents change in fair value of earn-out liability.
(3)	Represents stock-based compensation expense related to equity award modifications that occurred separately from our Strategic Reorganization.
(4)	Represents restructuring charges related to the Strategic Reorganization consisting of severance costs, other termination benefit costs, and non-cash stock-based compensation expense.
(5)	Represents costs incurred related to mergers and acquisitions, primarily consisting of legal and advisory fees.